EXHIBIT 99(A)
P R O X Y              SCOTT & STRINGFELLOW FINANCIAL, INC.
PROXY MATERIAL SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON JANUARY 13, 1999
     The undersigned hereby appoints Steven C. DeLaney and John J. Muldowney (each with power to act alone and with power of substitution), as Proxies, and hereby authorizes them to represent and vote, as directed herein, all of the shares of Common Stock of Scott & Stringfellow Financial, Inc. held of record by the undersigned on December 2, 1998, at the Annual Meeting of Shareholders to be held on January 13, 1999, and any adjournment thereof.
     Proposals 1 through 3 are more particularly described in the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on January
13, 1999. The undersigned hereby acknowledges receipt of the Proxy Statement, the Company's Annual Report on Form 10-K for the fiscal year ended June 26, 1998 and the Company's Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended September 25, 1998.

     This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1, FOR each of the nominees named in proposal 2, FOR proposal 3 and in the Proxies' discretion, on any other matter coming before the meeting.

1. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE the Amended and Restated Agreement and Plan of Reorganization dated as of September 16, 1998, and a related Amended and Restated Plan of Merger, pursuant to which Scott & Stringfellow will merge with and into BB&T, and each share of Common Stock of Scott & Stringfellow outstanding immediately prior thereto will be converted into the right to receive one share of Common Stock of BB&T.
          [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
2. ELECTION OF DIRECTORS for the terms set forth in the Proxy Statement. Robert L. Hintz, Charles E. Mintz, David Plageman and John Sherman, Jr.

            [ ] FOR all nominees listed             [ ] WITHHOLD AUTHORITY
               (except as marked to the               to vote for all nominees
                  contrary below)                     listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


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3. RATIFICATION OF THE APPOINTMENT of KPMG Peat Marwick LLP as independent certified public accountants for the Company for fiscal year ending June 25, 1999.

     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. IN THEIR DISCRETION the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



 PLEASE SIGN THIS PROXY CARD EXACTLY AS YOUR NAME APPEARS ON YOUR CERTIFICATE(S) FOR SHARES OF COMPANY COMMON STOCK. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 Dated ----------------------------- , 199-

 ------------------------------------------
             Signature

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     Signature if held jointly


PLEASE MARK, SIGN, DATE, AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.